Exhibit 2.1

EXECUTION COPY

AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made as of July 17, 2009 among:

(i) PartnerRe Ltd., a Bermuda exempted company (“Parent”);

(ii) Hellman & Friedman Capital Partners V (Cayman), L.P., Hellman & Friedman Capital Partners V (Cayman Parallel), L.P. and Hellman & Friedman Capital Associates V (Cayman), L.P. (collectively, the “Hellman & Friedman Sellers”);

(iii) Trident III, L.P. and Trident III Professionals Fund, L.P. (collectively, the “Stone Point Sellers”);

(iv) Vestar Capital Partners V, L.P., Vestar Capital Partners V-A, L.P., Vestar Executives V, L.P. and Vestar Holdings V, L.P. (collectively, the “Vestar Sellers”);

(v) Crestview Partners (Outbound), L.P., Crestview Partners TE (Outbound), L.P., Crestview Partners ERISA (Outbound), L.P., Crestview Partners (PF), L.P. and Crestview Offshore Holdings (Cayman), L.P. (collectively, the “Crestview Sellers”);

(vi) Caisse de depot et placement du Québec (the “Caisse de Dépôt Seller”);

(vii) New Mountain Partners II (Cayman), L.P., Allegheny New Mountain Partners (Cayman), L.P. and New Mountain Affiliated Investors II (Cayman), L.P. (collectively, the “New Mountain Sellers”); each of the Hellman & Friedman Sellers, the Stone Point Sellers, the Vestar Sellers, the Crestview Sellers, the Caisse de Dépôt Seller and the New Mountain Sellers is individually referred to as a “Seller”, and collectively is referred to as the “Sellers”); and

(ix) PARIS RE Holdings Limited, a Swiss corporation (the “Company”).

This Amendment amends that certain Securities Purchase Agreement (the “SPA”), dated as of July 4, 2009, by and among Parent, the Company and the Sellers.  All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the SPA.

WHEREAS, in accordance with Section 11.02(a) of the SPA, the parties hereto wish to amend the SPA and consent to certain related matters as specified herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.     Amendment to Exhibit A and Exhibit E.  Exhibit A and Exhibit E to the SPA are hereby amended and restated in their entirety as set forth in Exhibit A and Exhibit E attached hereto, respectively.

2.     Amendment to Section 2.01(a).  The second sentence of Section 2.01(a) of the SPA is hereby amended and restated in its entirety as follows:

“The purchase price for each Company Share is equal to (i) the Per Share Consideration plus (ii), solely to the extent the Share Capital Repayment is not paid immediately prior to the Closing pursuant to Section 9.03(b) of the Transaction Agreement, a Parent Note denominated in CHF with a principal amount equal to the difference between (x) CHF 4.17 minus (y) any per share payment of the Share Capital Repayment made prior to Closing pursuant to Section 9.03(b)(ii) of the Transaction Agreement, and the purchase price for each Company Warrant is equal to the Per Warrant Consideration.”

3.     Amendment to Section 2.02(d).  Section 2.02(d) of the SPA is hereby amended and restated in its entirety as follows:

“Solely to the extent the Share Capital Repayment is not paid immediately prior to the Closing pursuant to Section 9.03(b) of the Transaction Agreement, Purchaser shall deliver to each Seller a Parent Note denominated in CHF having an aggregate principal amount equal to (i) the difference between (x) CHF 4.17 and (y) any per share payment of the Share Capital Repayment made prior to Closing pursuant to Section 9.03(b)(ii) of the Transaction Agreement times (ii) the number of Company Shares set forth opposite such Seller’s name on Exhibit A hereto.”

4.     Effectiveness and Ratification.  All of the provisions of this Amendment shall be effective as of the date hereof.  Except as specifically provided for in this Amendment, the terms of the SPA are hereby ratified and confirmed and remain in full force and effect.

5.     Counterparts.  This Amendment may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute a single instrument.

6.     Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

7.     Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Amendment or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York, so long as such court shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Amendment shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of such court.   Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 of the SPA shall be deemed effective service of process on such party.  The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions in any manner provided by Applicable Law.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.1 to the Securities Purchase Agreement as of the date first written above.

PARTNERRE LTD.

By:	/s/ Amanda Sodergren
	Name:	Amanda Sodergren
	Title:	Chief Legal Counsel

Hellman & Friedman Capital Partners V (Cayman),
L.P.
Hellman & Friedman Capital Partners V (Cayman
Parallel), L.P.
Hellman & Friedman Capital Associates V (Cayman),
L.P.

By:      Hellman & Friedman Investors V (Cayman),
L.P., general partner of Hellman & Friedman
Capital Partners V (Cayman), L.P. and
Hellman & Friedman Capital Partners V
(Cayman Parallel), L.P.

By:  Hellman & Friedman Investors V
(Cayman), Ltd., general partner of
Hellman & Friedman Capital Associates
V (Cayman), L.P. and Hellman &
Friedman Investors V (Cayman), L.P.

By:	/s/ C. Andrew Ballard
	Name:	C. Andrew Ballard
	Title:	Vice President

Trident III, L.P. By: Stone Point Capital LLC, as manager

By:	/s/ James Carey
	Name:	James Carey
	Title:	Senior Principal

Trident III Professionals Fund, L.P. By: Stone Point Capital LLC, as manager

By:	/s/ James Carey
	Name:	James Carey
	Title:	Senior Principal

Vestar Capital Partners V, L.P. By: Vestar Associates V, L.P. Its: General Partner By: Vestar Managers V Ltd. Its: General Partner

By:	/s/ Jack M. Feder
	Name:	Jack M. Feder
	Title:	Managing Director

Vestar Executives V, L.P. By: Vestar Associates V, L.P. Its: General Partner By: Vestar Managers V Ltd. Its: General Partner

By:	/s/ Jack M. Feder
	Name:	Jack M. Feder
	Title:	Managing Director

Vestar Capital Partners V-A, L.P. By: Vestar Managers V Ltd. Its: General Partner

By:	/s/ Jack M. Feder
	Name:	Jack M. Feder
	Title:	Managing Director

Vestar Holdings V, L.P. By: Vestar Managers V Ltd. Its: General Partner

By:	/s/ Jack M. Feder
	Name:	Jack M. Feder
	Title:	Managing Director

Crestview Partners (Outbound), L.P. By: Crestview Partners GP (Outbound), L.P.,its general partner By: Crestview, L.L.C., its general partner

By:	/s/ Robert V. Delaney
	Name:	Robert V. Delaney
	Title:	Partner

Crestview Partners TE (Outbound), L.P. By: Crestview Partners GP (Outbound), L.P., its general partner By: Crestview, L.L.C., its general partner

By:	/s/ Robert V. Delaney
	Name:	Robert V. Delaney
	Title:	Partner

Crestview Partners ERISA (Outbound), L.P. By: Crestview Partners GP (Outbound), L.P., its general partner By: Crestview, L.L.C., its general partner

By:	/s/ Robert V. Delaney
	Name:	Robert V. Delaney
	Title:	Partner

Crestview Partners (PF), L.P. By: Crestview Partners GP, L.P., its general partner By: Crestview, L.L.C., its general partner

By:	/s/ Robert V. Delaney
	Name:	Robert V. Delaney
	Title:	Partner

Crestview Offshore Holdings (Cayman), L.P. By: Crestview Partners GP, L.P., its general partner By: Crestview, L.L.C., its general partner

By:	/s/ Robert V. Delaney
	Name:	Robert V. Delaney
	Title:	Partner

Caisse de depot et placement du Québec

By:	/s/ Cyrille Vittecoq
	Name:	Cyrille Vittecoq
	Title:	Vice-President, Investments

/s/ François Boudreault
François Boudreault
Manager

Allegheny New Mountain Partners (Cayman), L.P. By: New Mountain Investments II (Cayman), L.P., its General Partner By: NMI II (Cayman) GP, Ltd., its General Partner

By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Director

New Mountain Partners II (Cayman), L.P. By: New Mountain Investments II (Cayman), L.P., its General Partner By: NMI II (Cayman) GP, Ltd., its General Partner

By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Director

New Mountain Affiliated Investors II (Cayman), L.P. By: New Mountain Investments II (Cayman), L.P., its General Partner By: NMI II (Cayman) GP, Ltd., its General Partner

By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Director

PARIS RE HOLDINGS LIMITED

By:	/s/ Frank Papalia
	Name:	Frank Papalia
	Title:	General Counsel